Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2014, with respect to the consolidated financial statements and schedule of American Realty Capital – Retail Centers of America, Inc. contained in Amendment No. 2 to the Registration Statement on Form S-4 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

New York, New York

December 15, 2016